As filed with the Securities and Exchange Commission on March 20, 2013
Registration No. 333-185759

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 2 TO
FORM F-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ASIA ENTERTAINMENT & RESOURCES LTD.
(Exact name of registrant as specified in its charter)

Cayman Islands	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Unit 605, East Town Building

16 Fenwick Street

Wanchai, Hong Kong

852-2110-9133
(Address and telephone number of registrant’s principal executive offices)

Leong Siak Hung, Chief Executive Officer

Asia Entertainment & Resources Ltd.

Unit 605, East Town Building

16 Fenwick Street

Wanchai, Hong Kong

852-2110-9133
(Name, address and telephone number of agent for service)

with a copy to:

Mitchell S. Nussbaum, Esq.
Giovanni Caruso, Esq.
Loeb & Loeb LLP
345 Park Avenue
New York, NY 10154
(212) 407-4000

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.   ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.   ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.   ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per unit(2)	Proposed maximum aggregate offering price(1)(3)	Amount of registration fee
Ordinary shares, par value $0.0001 per share (4)
Preferred shares, par value $0.0001 per share
Warrants
Subscription rights (5)
Debt securities
Units (6)
Total to be offered by Registrant			$150,000,000.00	$20,460.00

Ordinary shares, par value $0.0001 per share (7)	7,750,000	$3.00	$23,250,000.00	$3,171.30
Ordinary shares (8)	50,400	$3.00	$151,200.00	$20.63
Total registered			$173,401,200.00	$23,651.93	(9)

(1)	There are being registered hereunder such indeterminate number of ordinary shares, such indeterminate number of preferred shares, such indeterminate number of warrants, such indeterminate number of subscription rights, such indeterminate number of debt securities and such indeterminate number of units as will have an aggregate initial offering price not to exceed $150,000,000, or if any securities are issued in any non-United States currency units, the equivalent thereof in non-United States currencies. This registration statement shall also cover any additional securities to be offered or issued from stock splits, stock dividends, recapitalizations or similar transactions. If any debt securities are issued at an original issue discount, then the offering price of such debt securities shall be in such greater principal amount as shall result in a maximum aggregate offering price not to exceed $150,000,000, less the aggregate dollar amount of all securities previously issued hereunder.

(2)	The proposed maximum aggregate offering price for each class of securities will be determined from time to time by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder and is not specified as to each class of securities pursuant to General Instruction II.C. of Form F-3 under the Securities Act of 1933, as amended (the “Securities Act”). In the case of securities offered by the selling shareholders named herein (the “Selling Shareholders”), the proposed maximum aggregate offering price will be based on the average of the high and low per share sale price on the Nasdaq Stock Market on December 27, 2012.

(3)	Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(o), in the case of securities being offered by the Registrant, or Rule 457(c), in the case of securities being offering by the Selling Shareholders, of Regulation C under the Securities Act of 1933, as amended.

(4)	The ordinary shares being registered also include such indeterminate number of ordinary shares as may be issued upon exercise, conversion or exchange of other securities. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities.

(5)	Rights evidencing the right to purchase ordinary shares.

(6)	Units may consist of any combination of the securities registered hereunder.

(7)	Reflects (i) 1,500,000 ordinary shares that have been issued to certain of the Selling Shareholders named in this registration statement in connection with our acquisition of King’s Gaming Promotion Limited, (ii) up to 2,500,000 ordinary shares issuable to certain of the Selling Shareholders in connection with our acquisition of King’s Gaming Promotion Limited upon achievement of incentive targets for the years 2011-2020 by King’s Gaming Promotion Limited and (iii) up to 3,750,000 ordinary shares issuable to certain of the Selling Shareholders in connection with our acquisition of Bao Li Gaming Promotion Limited upon achievement of incentive targets for the years 2013-2015 by Bao Li Gaming Promotion Limited.

(8)	Reflects 50,400 ordinary shares that have been issued to certain of the Selling Shareholders named in this registration statement under the Asia Entertainment & Resources Ltd. 2011 Omnibus Securities and Incentive Plan (the “2011 Incentive Plan”).

(9)	Previously paid.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

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EXPLANATORY NOTE

This Amendment No. 2 to Form F-3 Registration Statement under the Securities Act of 1933 of Asia Entertainment & Resources, Ltd. as filed with the Securities and Exchange Commission (the “SEC”) on December 31, 2012 (the “Original Registration Statement”), as amended by Amendment No. 1 to the Original Registration Statement, filed with the SEC on March 6, 2013 (together with the Original Registration Statement, the “Registration Statement”) is being filed solely to furnish Exhibit 5.1. No other changes have been made to the Registration Statement.

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Item 9.  Exhibits

Exhibit
No.	Description
2.1	Stock Purchase Agreement (Restated as Amended), dated October 6, 2009, as amended November 10, 2009, December 9, 2009 and January 11, 2010 among CS China Acquisition Corp., Asia Gaming & Resort Limited (“AGRL”), and Spring Fortune Investment Ltd (included as Annex A to the Proxy Statement filed as Exhibit 10.1 to the Report of Foreign Private Issuer on Form 6-K filed on January 19, 2010 and incorporated herein by reference)

2.2	Amendment No. 4 to Stock Purchase Agreement, dated April 18, 2011, among Asia Entertainment & Resources, Ltd., AGRL, and Spring Fortune Investment Ltd.*

2.3	Profit Interest Purchase Agreement, dated November 10, 2010, by and among Asia Entertainment & Resources Ltd. and King’s Gaming Promotion Limited, Mr. Mok Chi Hung and Mr. Wong Hon Meng(3)

2.4	Profit Interest Purchase Agreement, dated September 5, 2012, by and among Asia Entertainment & Resources Ltd. and Bao Li Gaming Promotion Limited, Mr. Lou Kan Kuong and Mr. Lei Kam Keong(4)

4.1	Specimen Unit Certificate(1)

4.2	Specimen Ordinary Share Certificate(2)

4.3	Specimen Warrant Certificate(1)

4.4	Form of Unit Purchase Option granted to EarlyBirdCapital, Inc.(1)

4.5	Specimen Warrant Certificate *

4.6	Form of Warrant Agreement *

4.7	Form of Subscription Rights Agreement *

4.8	Form of Subscription Rights Certificate *

4.9	Form of Senior Debt Securities Indenture(4)

4.1	Form of Subordinated Debt Securities Indenture(4)

10.1	Asia Entertainment & Resources Ltd. 2011 Omnibus Securities and Incentive Plan(3)

5.1	Opinion of Maples and Calder

5.2	Opinion of Loeb & Loeb LLP(4)

23.1	Consent of Maples and Calder (included in Exhibit 5.1)

23.2	Consent of UHY LLP(4)

23.3	Consent of AJ. Robbins, PC(4)

23.4	Consent of Loeb & Loeb LLP (included in Exhibit 5.2)

24.1	Power of Attorney(4)

*	To be filed as an exhibit to a post-effective amendment to this registration statement or as an exhibit to a report filed pursuant to the Securities Exchange Act of 1934 of the Registrant and incorporated herein by reference.

(1)	Filed as an exhibit to Amendment No. 5 to registrant’s Registration Statement on Form S-1 filed on July 8, 2008 and incorporated herein by reference.
(2)	Filed as an exhibit to Amendment No. 2 to registrant’s Registration Statement on Form S-1 filed on January 31, 2008.
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(3)	Filed as Appendix A to Exhibit 99.1 to the Report of Foreign Private Issuer on Form 6-K filed on November 10, 2010 and incorporated herein by reference.
(4)	Previously filed.

(b) Financial Statement Schedules:

None.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Hong Kong Special Administrative Region, People’s Republic of China on March 20, 2013.

ASIA ENTERTAINMENT & RESOURCES LTD.

By:	/s/ Leong Siak Hung
Leong Siak Hung
Chief Executive Officer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this amendment to registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date
*_____________________ Lam Man Pou	Director (Chairman of the Board)	March 20, 2013
*_____________________ Leong Siak Hung	Chief Executive Officer (Principal Executive Officer) and Director	March 20, 2013
/s/ Li Chun Ming Raymond Li Chun Ming, Raymond	Chief Financial Officer (Principal Financial and Accounting Officer) and Director	March 20, 2013
*_____________________ Vong Hun Kun	Director	March 20, 2013
_____________________ Peter Li	Director	March 20, 2013
_____________________ James R. Preissler	Director	March 20, 2013
*_____________________ Yeung Lun, Allan	Director	March 20, 2013
_____________________ João Manuel Santos Ferreira	Director	March 20, 2013
_____________________ Chui Vai Hou, George	Director	March 20, 2013
*By: /s/ Li Chun Ming Raymond Li Chun Ming Raymond	Attorney-in-fact	March 20, 2013

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SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Asia Entertainment & Resources Ltd., has signed this registration statement or amendment thereto in New York, New York on March 20, 2013.

Authorized U.S. Representative

By:	/s/ Mitchell S. Nussbaum
Name:	Mitchell S. Nussbaum

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INDEX TO EXHIBITS

Exhibit
No.	Description
2.1	Stock Purchase Agreement (Restated as Amended), dated October 6, 2009, as amended November 10, 2009, December 9, 2009 and January 11, 2010 among CS China Acquisition Corp., Asia Gaming & Resort Limited (“AGRL”), and Spring Fortune Investment Ltd (included as Annex A to the Proxy Statement filed as Exhibit 10.1 to the Report of Foreign Private Issuer on Form 6-K filed on January 19, 2010 and incorporated herein by reference)

2.2	Amendment No. 4 to Stock Purchase Agreement, dated April 18, 2011, among Asia Entertainment & Resources, Ltd., AGRL, and Spring Fortune Investment Ltd.*

2.3	Profit Interest Purchase Agreement, dated November 10, 2010, by and among Asia Entertainment & Resources Ltd. and King’s Gaming Promotion Limited, Mr. Mok Chi Hung and Mr. Wong Hon Meng(3)

2.4	Profit Interest Purchase Agreement, dated September 5, 2012, by and among Asia Entertainment & Resources Ltd. and Bao Li Gaming Promotion Limited, Mr. Lou Kan Kuong and Mr. Lei Kam Keong(4)

4.1	Specimen Unit Certificate(1)

4.2	Specimen Ordinary Share Certificate(2)

4.3	Specimen Warrant Certificate(1)

4.4	Form of Unit Purchase Option granted to EarlyBirdCapital, Inc.(1)

4.5	Specimen Warrant Certificate *

4.6	Form of Warrant Agreement *

4.7	Form of Subscription Rights Agreement *

4.8	Form of Subscription Rights Certificate *

4.9	Form of Senior Debt Securities Indenture(4)

4.1	Form of Subordinated Debt Securities Indenture(4)

10.1	Asia Entertainment & Resources Ltd. 2011 Omnibus Securities and Incentive Plan(3)

5.1	Opinion of Maples and Calder

5.2	Opinion of Loeb & Loeb LLP(4)

23.1	Consent of Maples and Calder (included in Exhibit 5.1)

23.2	Consent of UHY LLP(4)

23.3	Consent of AJ. Robbins, PC(4)

23.4	Consent of Loeb & Loeb LLP (included in Exhibit 5.2)

24.1	Power of Attorney(4)

*	To be filed as an exhibit to a post-effective amendment to this registration statement or as an exhibit to a report filed pursuant to the Securities Exchange Act of 1934 of the Registrant and incorporated herein by reference.

(1)	Filed as an exhibit to Amendment No. 5 to registrant’s Registration Statement on Form S-1 filed on July 8, 2008 and incorporated herein by reference.
(2)	Filed as an exhibit to Amendment No. 2 to registrant’s Registration Statement on Form S-1 filed on January 31, 2008.
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(3)	Filed as Appendix A to Exhibit 99.1 to the Report of Foreign Private Issuer on Form 6-K filed on November 10, 2010 and incorporated herein by reference.
(4)	Previously filed.

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